STATE OF
COUNTY OF


POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, RAM GUPTA, a Director of KNOVA Software, Inc., a Delaware Corporation, do constitute and appoint Robert B. Goldberg, Bruce Armstrong and Frank
Lauletta my true and lawful attorneys in fact, with full power of substitution, to act individually or jointly, for me in any and all capacities, to sign, pursuant to the requirements of
Section 16 of the Securities Exchange Act of 1934, as amended, any report on Form 3, Form 4 or Form 5, respecting the securities of KNOVA Software, Inc. and any other governing body as required, together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said reports, incorporating such changes as said attorney in fact deems appropriate, hereby ratifying and confirming all that said attorney in fact may do or cause to be done by virtue hereof.

The authority of my attorney in fact shall be effective until I expressly revoke it in writing and file same with the Securities and Exchange Commission.

I acknowledge that I have granted this power of attorney solely to make it more convenient for me to comply with my reporting responsibilities under Section 16 of the Exchange Act, that my granting of this power of attorney does not relieve me of any of my responsibilities to prepare and file on a timely basis all reports that I may be required to file under said Section 16, and that neither KNOVA Software, Inc. nor my attorney in fact has assumed, or shall be deemed to assume, any of my responsibilities in that regard.

IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of September, 2006.

Signature RAM GUPTA
          RAM GUPTA

ACKNOWLEDGMENT

BEFORE me this 12th day of September, 2006, came RAM GUPTA, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.

NOTARY PUBLIC
Kristen Roelofs
State of California
My Commission Expires May 11, 2010